Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services Reports Second-Quarter 2009 Results

FORT WORTH, TEXAS (August 10, 2009) – Quicksilver Gas Services LP (NYSE: KGS) today reported net income for the second quarter of 2009 of $7.4 million, up 32% from $5.6 million reported in the prior-year period.  Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, was $16.2 million for the second quarter of 2009, an increase of 42% from the 2008 second quarter EBITDA of $11.5 million.

Second-Quarter 2009 Highlights

•	Increased average gathered volumes to approximately 223 MMcf per day; up 18% versus the prior-year quarter
•	Increased distributable cash flow to $12.6 million; up 20% year-over-year
•	Connected approximately 12 miles of gathering infrastructure
•	Connected 21 new wells to the gathering system

“Strong year-over-year growth in revenues, net income and distributable cash flow, during a very challenging period for our industry, is a testament to the quality of our assets and operating structure,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “Producers’ reduced activity levels in the Fort Worth Basin have lowered our near-term growth estimates and we are responding prudently by minimizing capital spending and maximizing financial flexibility.  We believe that this approach will serve us well as we continue to pursue accretive growth opportunities.”

Capital Program

For the second quarter of 2009, the company incurred approximately $12.5 million of capital costs, including $2.5 million of maintenance capital.  Expenditures during the quarter included the connection of approximately 12 miles of gathering lines and 21 new wells to the gathering system.

Debt and Liquidity

Based on results through June 30, 2009, the company’s total borrowing capacity under its senior secured revolving credit facility is $235 million and the company had drawn $195.9 million, resulting in $39.1 million of available capacity.

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Distributions

On July 20, 2009, the company announced a cash distribution for the 2009 second quarter of $.37 per unit.  For the three months ended June 30, 2009, distributable cash flow, a non-GAAP financial measure, totaled $12.6 million, which provided 1.39 times the amount required to cover the total distributions to both the limited and general partners for the period.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the second-quarter 2009 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 80360462, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 using the conference ID number 80360462.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on pages 7-8 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

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Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations; and the effects of current and future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 09-08

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue
Gathering and transportation revenue - Quicksilver	$14,092	$7,199	$28,166	$13,676
Gathering and transportation revenue	669	1,633	1,644	2,453
Gas processing revenue - Quicksilver	8,684	7,701	17,386	14,521
Gas processing revenue	311	1,447	1,049	2,290
Other revenue - Quicksilver	225	225	450	450
Total revenue	23,981	18,205	48,695	33,390

Expenses
Operations and maintenance	6,003	5,312	11,414	10,262
General and administrative	1,738	1,422	3,730	3,239
Depreciation and accretion	5,768	3,407	10,809	6,563
Total expenses	13,509	10,141	25,953	20,064

Operating income	10,472	8,064	22,742	13,326

Other income	1	1	1	6
Interest expense	2,813	2,421	5,686	4,839

Income before income taxes	7,660	5,644	17,057	8,493

Income tax provision	248	38	211	3

Net income	$7,412	$5,606	$16,846	$8,490

General partner interest in net income	$233	$126	$504	$182
Common and subordinated unitholders’ interest in net income	7,179	5,480	16,342	8,308

Earnings per common and subordinated unit:
Basic	$0.30	$0.23	$0.69	$0.35
Diluted	0.27	0.23	0.61	0.35

Weighted average number of common and subordinated units outstanding:
Basic	23,827	23,783	23,827	23,783
Diluted	28,395	23,924	28,489	23,924

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	June 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$581	$303
Accounts receivable	583	2,082
Accounts receivable from Quicksilver	1,317	-
Prepaid expenses and other current assets	577	594
Total current assets	3,058	2,979

Property, plant and equipment, net	507,462	488,120

Other assets	1,731	1,916
	$512,251	$493,015

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$1,925	$1,375
Accounts payable to Quicksilver	-	10,502
Accrued additions to property, plant and equipment	10,105	17,433
Accounts payable and other	3,392	1,930
Total current liabilities	15,422	31,240

Long-term debt	195,900	174,900
Note payable to Quicksilver	52,817	52,271
Repurchase obligations to Quicksilver	133,443	123,298
Asset retirement obligations	8,898	5,234
Deferred income tax liability	580	369

Partners' capital
Common unitholders (12,313,451 and 12,269,714 units issued and outstanding at June 30, 2009 and December 31, 2008, respectively)	108,176	108,036
Subordinated unitholders (11,513,625 units issued and outstanding at June 30, 2009 and December 31, 2008)	(2,951)	(2,328)
General partner	(34)	(5)
Total partners' capital	105,191	105,703
	$512,251	$493,015

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Six Months Ended June 30,
	2009	2008
Operating activities:
Net income	$16,846	$8,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,631	6,478
Accretion of asset retirement obligation	178	85
Deferred income taxes	211	(55)
Equity-based compensation	870	501
Non-cash interest expense	3,252	4,607
Changes in assets and liabilities:
Accounts receivable	1,499	(1,435)
Prepaid expenses and other assets	32	(562)
Accounts receivable and payable with Quicksilver	(2,284)	5,170
Accounts payable and other	2,051	801
Net cash provided by operating activities	33,286	24,080

Investing activities:
Capital expenditures	(35,780)	(59,434)
Net cash used in investing activities	(35,780)	(59,434)

Financing activities:
Proceeds from revolving credit facility borrowings	31,500	50,300
Repayment of credit facility	(10,500)	-
Repayment for subordinated note payable to Quicksilver	-	(550)
Distributions to unitholders	(18,165)	(14,914)
Other	(63)	-
Net cash provided by financing activities	2,772	34,836

Net cash increase (decrease)	278	(518)

Cash at beginning of period	303	1,125

Cash at end of period	$581	$607

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Volume Data:
Volumes gathered (MMcf)	20,263	17,127	44,049	31,678
Volumes processed (MMcf)	14,108	14,593	28,760	26,749

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW
In thousands  - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income	$7,412	$5,606	$16,846	$8,490
Depreciation and accretion expense	5,768	3,407	10,809	6,563
Income tax provision	248	38	211	3
Non-cash interest expense, net of capitalized interest cost paid	1,693	1,947	2,941	4,100
Maintenance capital expenditures	(2,500)	(473)	(5,000)	(945)
Distributable cash flow	$12,621	$10,525	$25,807	$18,211

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QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
ADJUSTED GROSS MARGIN and EBITDA
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands)

Total revenues	$23,981	$18,205	$48,695	$33,390
Operations and maintenance expense	6,003	5,312	11,414	10,262
General and administrative expense	1,738	1,422	3,730	3,239
Adjusted gross margin	16,240	11,471	33,551	19,889
Other income	1	1	1	6
EBITDA	16,241	11,472	33,552	19,895
Depreciation and accretion expense	5,768	3,407	10,809	6,563
Interest expense	2,813	2,421	5,686	4,839
Income tax provision	248	38	211	3
Net income	$7,412	$5,606	$16,846	$8,490

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